ACTV, INC.

                              EMPLOYMENT AGREEMENT


     AGREEMENT made as of this 15th day of December, 1995, and amended January 1, 1997 by and between ACTV, INC., a Delaware corporation, having an office at 1270 Avenue of the Americas, New York, New York 10020 (the "Employer") and Bruce Crowley, an individual residing at 257 West 17th Street, New York, New York 10011 (the "Employee").

                              W I T N E S S E T H :

     WHEREAS, the Employer desires to employ the Employee as Executive Vice President and President, ACTV Net, Inc.; and

     WHEREAS, the Employee is willing to be employed as Executive Vice President and President of ACTV Interactive, Inc. in the manner provided for herein, and to perform the duties of the Employer upon the terms and conditions herein set forth;

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

       1. Employment of Employee. The Employer hereby employs the Employee as Executive Vice President and President of ACTV, Net, Inc. During the term hereof, the Employee shall devote all of his business time and efforts to the Employer.

      2. Duties. The Employee shall serve Employer and shall perform such services and duties and have such powers as may be prescribed by the President and Chief Executive Officer. The Employee shall report to the President and Chief Executive Officer of the Company.

       3.  Compensation.

             a. (i) The Employee shall initially be paid a salary at the rate of $200,000 per year, less applicable withholding taxes and other payroll deductions required by law, payable in accordance with Employer's customary payroll practices.

                  (ii) The Employee is eligible for semi-annual bonuses, if any, which will be determined and paid in accordance with policies set from time to time by the Board.

             b.   (i)  In the event of a "Change of Control" whereby

                                    (A)     A person (other than a person who is
an officer or a Director of Employer on the effective date hereof),

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including a "group" as defined in Section 13(d)(3) of the Securities
Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Employer securities having 30% or more of the combined voting power of then outstanding securities of the Employer that may be cast for the election of directors of the Employer;

                                    (B)     At any time, a majority of the
Board-nominated slate of candidates for the Board is not elected;

                                    (C)     Employer consummates a merger in
which it is not the surviving entity;

                                    (D)     Substantially all Employer's assets
are sold; or

                                    (E)     Employer's stockholders approve the
dissolution or liquidation of Employer; then

                                    (ii)    (A)      All stock options, warrants
and stock appreciation rights ("Rights") granted by the Employer to Employee under any plan or otherwise prior to the effective date of the Change of Control, shall become vested, accelerate and become immediately exercisable; at any exercise price of 10 cents per share if applicable, adjusted for any stock splits and capital reorganizations having a similar effect, subsequent to the effective date hereof. In the event Employee owns or is entitled to receive any unregistered securities of Employer, then Employer shall use its best efforts to effect the registration of all such securities as soon as practicable, but no later than 120 days after the effective date of the registration statement; provided, however, that such period may be extended or delayed by Employer for one period of up to 60 days if, upon the advice of counsel at the time such registration is required to be filed, or at the time Employer is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of Employer because of the existence of non-public material information, or to allow Employer to complete any pending audit of its financial statements;

                                            (B)      Any outstanding principal
and interest on loans to Employee pursuant to Section 4.g.(ii), below, shall be recalculated and reconstituted as if the exercise price of the Rights financed thereby were, ab initio, 10 cents per share.

                                            (C)      If upon said Change of
Control, (i) a new Chief Executive Officer of Employer is appointed and (ii) Employee is not retained in his immediately prior position or a substantially similar position with Employer or the surviving entity, as applicable, then in addition, Employee shall be eligible to receive a one-time bonus, equal on an after-tax

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basis to his then current annual base salary. To effectuate this provision, the bonus shall be "grossed-up" to include the amount necessary to reimburse Employee for his federal, state, and local income tax liability on the bonus and on the "gross-up" at the respective effective marginal tax rates. Said bonus shall be paid within thirty (30) days of the Change of Control.

                     c. Employer shall include Employee in its health insurance program available to Employer's executive officers.

                     d. Employee shall also be entitled to participate pari passu in any other program established by Employer pursuant to which any executive officers receive a share of the profits of Employer.

                     e. Employee shall have the right to participate in any other employee benefit plans established by Employer.

                     f. Unless a pre-existing plan of Employer expressly forbids it, all Rights which may become exercisable during the term hereof shall be paid for in cash only if Employee so elects, otherwise they may be paid for.

                                    (i)     by the transfer by Employee to
Employer of so much of Employee's Rights which, when valued at the highest trading price of the underlying securities of Employer during the previous six months, will offset the price of the Rights then being exercised;

                                    (ii)    by means of a non-recourse Note with
interest at the lowest rate, if any, required to be charged by any governmental authority, to accrue and become due and payable with the principle, in an amount no greater than the exercise price, given by Employee to Employer and secured solely by the shares of stock being paid for thereby, which Note shall become due and payable at the earlier of the expiration hereof, or on a pro rata basis, the sale by Employee of all or part of the Rights or underlying stock which constitute security for the Note; or

                                    (iii) by any combination of cash and (ii)
or (iii), above.

       4.  Termination.

             a. For Cause. Employer may terminate this Agreement upon written notice for Cause. For purposes hereof, "Cause" shall mean (A) engaging by the Employee in conduct that constitutes activity in competition with Employer; (B) the conviction of Employee for the commission of a felony; and/or (C) the habitual abuse of alcohol or controlled substances. Notwithstanding anything to the contrary in this Section 9(a)(i), Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received

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notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 10 days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of.

             b. Without Cause. The Employer may terminate this Agreement without cause with no notice to Employee. In the event that Employee is terminated without cause, Employer shall pay Employee severance pay equal to thirteen weeks, six months after August 1, 1996, and one year after August 1, 1998. If the employee resigns, no severance pay shall be payable to Employee.

             c. Other. This Agreement automatically shall terminate upon the death of the Employee, except that the Employee's estate shall be entitled to receive any amount accrued under paragraph 4 (a) for the period prior to the Employee's death and any other amount to which the Employee was entitled to the time of his death.

         5. Expenses. The Employee shall be reimbursed for all reasonable, actual out-of-pocket expenses incurred in the performance of the Employee's duties hereunder, provided such expenses are acceptable to the Employer, and that the Employee shall submit to the Employer detailed, bi-weekly expense reports and receipts with respect thereto. All air travel shall be by coach except for international and west coast travel which shall be by business class.

            6. Vacation. The Employee shall be entitled to receive three weeks paid vacation time during each year of employment on dates to be agreed upon between the Employer and the Employee.

             7. Confidentiality. At no time shall the Employee disclose to anyone any confidential or secret information (not already constituting information available to the public) of the Employer and/or its affiliates concerning (a) internal affairs or proprietary business operations of the Employer and/ or its affiliates or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods. The Employee acknowledges that he has previously executed a confidentiality/non-disclosure agreement with Employer and that such agreement is binding and still in effect and covers any of Employee's work for or related to the Employer and/or its affiliates.

             8. Covenant Not to Compete. The Employee will not, at any time, anywhere in the world, during the term of this Agreement, and for one (1) year thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, business, or company, whether or not for profit, which is competitive with the business of the Employer and/or its

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affiliates as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor producer, director, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity. However the ownership of, by the Employee, his spouse of his children, of not more than four percent (4%) of the total debt or equity capital or any such competitive enterprise or business, where the stock is listed on a national securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), shall not be deemed in violation of the covenants contained in this paragraph. As used in this Agreement, the business of the Employer and/or its affiliates shall be deemed to include the development and implementation of interactive television technology or programs directly competitive with ACTV.

                  Nothing herein is meant to restrict the employee from working in the general education or distance learning business as long as such employment is not competitive to the interactive television programming business of the company.

             9. Proprietary Rights - Ownership of Inventions. The Employee acknowledges that in the event the Employee creates or invents any products or technology or improves any existing products or technology of the Employer and/or its affiliates during the term of this Agreement, all patents or other proprietary rights shall be the exclusive property of the Employer and/or its affiliates. Employee agrees to execute any documents required to confirm the Employer's and/or its affiliates' ownership of all rights in and to any inventions of the Employee made during the term of this Agreement. The Employee agrees not to challenge the Employer's and/or its affiliates' ownership of any such invention or the validity of any of the Employer's and/or its affiliates' patents or other rights relating to such inventions. The Employee acknowledges that he has previously executed a confidentiality/non-disclosure agreement with the Employer and that he has read and understood section 2 "Right to Inventions" of such agreement that such agreement and section are binding and still in effect and upon any of Employee's work related to or for the Employer and/or its affiliates.

             10. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the employment contemplated herein and supersedes any prior agreement or understanding between the Employer and the Employee with respect to the Employee's employment by the Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This agreement may not be amended, modified or changed in any way except by an agreement in writing signed by the Employee and the Employer. Waiver of or failure to exercise any rights provided by this

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Agreement and in any respect shall not be deemed a waiver of any further or future rights.

             11. Assignment. This Agreement shall not be assigned to other parties, except that the Employer shall be able to assign the Agreement to a Subsidiary or affiliate.

             12. Indemnification. If employee is named in litigation for acts committed during employment that are not grossly negligent, then the employer shall indemnify employee for all expenses of employee in defending himself.

             13. Arbitration. All demands, disputes and misunderstandings between parties hereto arising out of this Agreement shall be submitted to and determined by arbitration in the City of New York. If the parties to a dispute arising out of this Agreement are unable to agree on an arbitrator within ten
(10) days after any party shall have given written notice to the other that it desires to submit any issue to arbitration, then the American Arbitration Association shall be designated by any party to appoint an arbitrator to arbitrate the matter under its rules. Any decision by the arbitrator shall be in writing and shall set forth findings of fact.

             14. Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the state of New York, without regard to the conflict of laws principles thereof.

         15. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

                a.     delivered by hand;

                b. sent by telecopier, (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested; or

                c. received by the addressee as sent by express delivery service (receipt requested) in each case to the appropriate addresses or telecopier numbers as the party may designate to itself by notice to the other parties:

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             (i) if to the Employer:

                                    ACTV Inc.
                                    1270 Avenue of the Americas
                                    New York, NY 10020

                                    Attn:  William C. Samuels

                                    Telecopier:  (212) 459-9548
                                    Telephone:   (212) 262-2570

                                    With a copy to:

                                    Gersten, Savage, Kaplowitz, Fredericks
                                             & Curtin
                                    101 East 52nd Street
                                    New York, NY  10022

                                    Attention: Jay M. Kaplowitz, Esq.

                                    Telecopier:  (212) 980-5192
                                    Telephone:   (212) 752-9700

                  (ii) if to the Employee:

                                    Bruce Crowley
                                    257 West 17th Street, Apt. 4C
                                    New York, NY  10011

                                    Telecopier:  (212) 807-8205
                                    Telephone:   (212) 807-7545

                                    With a copy to:

                                    Agins, Dolgin, Siegel & Bernstein
                                    342 Madison Avenue
                                    Suite 1220
                                    New York, NY  10173

                        Attention: Richard C. Agins, Esq.

                                    Telecopier:  (212) 599-1281
                                    Telephone:   (212) 986-6166



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                  IN WITNESS WHEREOF, THE UNDERSIGNED HAVE EXECUTED THIS

AGREEMENT THE DAY AND YEAR FIRST ABOVE WRITTEN.


                                    ACTV, INC.


                                    By:    ________________________________
                                           WILLIAM C. SAMUELS
                                           President and CEO


                                           --------------------------------
                                              BRUCE CROWLEY